United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2014, Perficient, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Agreement"), by and among the Company, Zeon Solutions Incorporated, a Wisconsin corporation ("ZSI"), Grand River Interactive LLC, a Michigan limited liability company ("GRI"), and Rupesh Agrawal, as the principal (the "Principal"). Pursuant to the Agreement and certain related agreements, Perficient will directly or indirectly acquire substantially all of the assets of ZSI, GRI and their Indian affiliate (collectively, "Zeon Solutions").

The Agreement provides that total consideration to be paid at closing will be approximately $35.7 million, which is comprised of approximately $22.3 million in cash and approximately $13.4 million in Perficient common stock (based on the average closing price of the Company's common stock on the NASDAQ Global Select Market for the 30 trading days immediately preceding the closing date per the terms of the Agreement). The purchase price is subject to a net working capital adjustment and earnings-based contingent consideration of up to approximately $2.8 million, payable in cash and Perficient common stock. The cash portion of the purchase price will be funded primarily through borrowings under  the Company's credit facility.

The parties are targeting a closing in early January 2015, subject to customary conditions. The Agreement includes customary representations, warranties and covenants by the parties and customary termination rights for the Company and Zeon Solutions.

The Company does not have any material relationship with Zeon Solutions or the Principal, other than with respect to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by the Company announcing the Agreement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Description
2.1	Asset Purchase Agreement, dated as of December 18, 2014, by and among Perficient, Inc., Zeon Solutions Incorporated, Grand River Interactive LLC and Rupesh Agrawal*
99.1	Perficient, Inc. Press Release, dated December 18, 2014

* Exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: December 19, 2014	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
2.1	Asset Purchase Agreement, dated as of December 18, 2014, by and among Perficient, Inc., Zeon Solutions Incorporated, Grand River Interactive LLC and Rupesh Agrawal*
99.1	Perficient, Inc. Press Release, dated December 18, 2014

* Exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.